UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 28, 2005

STEWART & STEVENSON SERVICES, INC.

(Exact name of registrant as specified in its charter)

Texas

0-8493

74-1051605

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2707 North Loop West

Houston, Texas

77008

(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (713) 868-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On September 28, 2005, Stewart & Stevenson Services, Inc. (the “Company”), Stewart & Stevenson Petroleum Services, Inc., Stewart & Stevenson International, Inc., Sierra Detroit Diesel Allison, Inc. and S&S Trust entered into a definitive agreement to sell substantially all of the operating assets of the Company’s Engineered Products Division to Hushang Ansary, a prominent Houston oil industry entrepreneur and philanthropist.  Mr. Ansary will pay approximately $60 million in cash for the acquired assets, subject to adjustment based on the assets delivered at closing, and assume specified liabilities.

The sale is expected to close within 45 days, subject to receipt of required regulatory approvals and satisfaction of other customary conditions to closing.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the execution of the acquisition agreement is being furnished pursuant to Regulation FD. The information in the press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit Number	Description of Exhibit

Exhibit 99.1	Company Press Release dated September 28, 2005, titled “Stewart & Announces Agreement for the Sale of Its Engineered Products Division”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

STEWART & STEVENSON SERVICES, INC.

Date: September 28, 2005	By:	/s/ John B. Simmons
	Name:	John B. Simmons
	Title:	Senior Vice President, Chief
Financial Officer & Treasurer

EXHIBIT INDEX

99.1                           Company Press Release dated September 28, 2005, titled “Stewart & Announces Agreement for the Sale of Its Engineered Products Division”.